Exhibit 10.19

BACKSTOP AGREEMENT

This BACKSTOP COMMITMENT AGREEMENT (this “Agreement”), dated December 28, 2012, is by and among SFX Holding Corporation, a Delaware corporation (the “Company”), and Robert F.X. Sillerman (the “Backstop Investor”).

RECITALS

WHEREAS, the Company desires to raise capital through the issuance and sale of nine percent (9.00%) per annum notes in the aggregate principal amount of seven million dollars ($7,000,000) (the “9% Notes”) and 2,100,000 accompanying warrants exercisable for shares of the Company’s Common Stock (the “Warrants”), to certain lenders (the “Lenders”) pursuant to the terms and conditions of the 9% Notes and the Warrants to be issued by the Company to the Lenders (the “Notes Offering”);

WHEREAS, pursuant to this Agreement, and subject to the terms, conditions and limitations set forth herein and in consideration of the issuance of the Backstop Warrants (as defined herein), the Company is willing to sell, and the Backstop Investor is willing to purchase an aggregate principal amount of 9% Notes and Warrants (the “Backstop Notes”) equal to the difference between (i) $7,000,000 and (ii) the aggregate principal amount of the 9% Notes and Warrants subscribed for by the Lenders; and

WHEREAS, the Company and the Backstop Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder, or any successor statute (the “Securities Act”).

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                      Backstop. On the terms and subject to the conditions contained herein, and in reliance on the representations and warranties set forth in this Agreement, the Backstop Investor hereby agrees to purchase, and the Company hereby agrees to sell and issue to the Backstop Investor on the closing date for the Notes Offering (the “Closing Date”) the principal amount of the Backstop Notes and the accompanying Warrants.

2.                                      Backstop Warrants.  As consideration for the Backstop Investor’s commitment to purchase the Backstop Notes, the Company hereby agrees to issue to the Backstop Investor, on the Closing Date, a warrant, in the form attached hereto as Exhibit A (the “Backstop Warrant”), to purchase one hundred thousand (100,000) fully-paid and non-assessable shares (subject to adjustment as provided therein) of the Company’s common stock (“Common Stock”). The exercise price for such Backstop Warrant shall be $0.01 per share of Common Stock.

3.                                      Representations and Warranties of the Backstop Investor. The Backstop Investor represents and warrants to the Company as of the date hereof as follows:

a.              This Agreement has been duly executed and delivered by the Backstop Investor, and assuming due authorization, execution and delivery by the Company, this Agreement constitutes the legal, valid and binding obligation of the Backstop Investor, enforceable against the Backstop Investor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

b.              The execution and delivery by the Backstop Investor of, the performance by the Backstop Investor of his obligations under, and the consummation of the transactions contemplated by, this Agreement do not and will not  conflict with or violate any law or order applicable to the Backstop Investor or any of his assets or properties.

c.               The Backstop Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act.

4.                                      Additional Covenants.  Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.                                      Conditions to Company’s Obligations.  The obligations of Company to issue and sell the Backstop Notes to the Backstop Investor pursuant to this Agreement shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any one or more of which may be waived in writing by the Company:

a.              (i) All of the representations and warranties made by the Backstop Investor in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date, and (ii) the Backstop Investor shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by the Backstop Investor on or prior to the Closing Date.

b.              No temporary restraining order, preliminary or permanent injunction or other order, and no action, shall be in effect or have been instituted or threatened enjoining, prohibiting or otherwise preventing, or seeking to enjoin, prohibit or otherwise prevent, the consummation of the transactions contemplated by this Agreement. No law shall have been enacted or shall be deemed applicable to the transactions contemplated by this Agreement that makes the consummation of such transactions illegal.

6.                                      Termination.  This Agreement may be terminated by the mutual written consent of the Company and the Backstop Investor.

7.                                      Miscellaneous.

a.              Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for any party as shall be specified by such party in a notice given in accordance with this Section 11(c))

(i) If to the Company:	430 Park Avenue, 6th Floor New York, New York 10022 Attention: H.J. Tytel Email: Howard@sfxii.com

With copies to:	Reed Smith LLP 599 Lexington Avenue New York, New York 10022 Attention: Aron Izower Facsimile: (212) 521-5450

(ii) If to the Backstop Investor:	to the address appearing in the corporate books of the Company

b.              Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

c.               Entire Agreement. This Agreement (including the Exhibits hereto) and the agreements and documents referenced herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof.

d.              Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties, provided that the Backstop Investor shall be entitled to assign this Agreement to its affiliates (other than the Company) upon prior written notice to the Company.

e.               No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

f.                Amendment. This Agreement may not be altered, amended or modified except by a written instrument executed by or on behalf of the Company and the Backstop Investor.

g.               Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

h.              Consent to Jurisdiction. Each of the parties hereto (a) irrevocably and unconditionally agrees that any actions, suits or proceedings, at law or equity, arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be heard and determined exclusivity in the state and federal courts located in New York County, New York; (b) irrevocably submits to the jurisdiction of such courts in any such action, suit or proceeding; (c) consents that any such action, suit or proceeding may be brought in such courts and waives any objection that such party may now or hereafter have to the venue or jurisdiction or that such action or proceeding was brought in an inconvenient court; and (d) agrees that service of process in any such action, suit or proceeding may be effected by providing a copy thereof by any of the methods of delivery permitted by Section 7(a) to such party at its address as provided in Section 7(a) (provided that nothing herein shall affect the right to effect service of process in any other manner permitted by law).

i.                  Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(I).

j.                 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SFX HOLDING CORPORATION

By:	/s/ Shelly Finkel
Name: Shelly Finkel
Title: President

BACKSTOP INVESTOR

/s/ Robert F.X. Sillerman
Robert F.X. Sillerman

Exhibit A

Form of Backstop Warrant

(see attached)

THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (I) A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR (II) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

SFX HOLDING CORPORATION

Warrant No.

Number of Shares:

1.             Issuance.  This Warrant is issued to                                                by SFX Holding Corporation, a Delaware corporation (hereinafter with its successors called the “Company”).

2.             Warrant Price; Number of Shares.  Subject to the terms and conditions hereinafter set forth, the registered holder of this Warrant (the “Holder”), commencing on the date hereof, is entitled upon surrender of this Warrant with the Exercise Notice (as defined below), at the office of the Company at 430 Park Avenue, New York, NY 10022, or such other office as the Company shall notify the Holder of in writing (“Principal Office”), to purchase from the Company at a price per share (the “Warrant Price”) of [    ] per share, [    ] thousand ([   ],000) fully paid and non-assessable shares of the Company’s common stock (the “Common Stock”), par value $0.001 per share, of the Company (the “Shares”).  Until such time as this Warrant is exercised in full or expires, the Warrant Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.  This Warrant will be void after 5:00 p.m., Eastern Time, December 28, 2019 (the “Expiration Date”).  If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein.

3.             Payment of Warrant Price.  The Warrant Price may be paid (i) in cash, by wire transfer or by certified check acceptable to the Company, (ii) by cashless exercise pursuant to Section 3(a) below, or (iii) by any combination of the foregoing.

(a)           Cashless Exercise.  Notwithstanding any provisions herein to the contrary, if the Fair Market Value (as defined below) of one Share is greater than the Warrant Price (at the date of calculation as set forth below), to the extent the Holder does not elect to pay cash upon the deemed exercise of this Warrant, the Holder shall be deemed to have elected to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

X	=	Y (A-B)
A

Where,

X	=	the number of Shares to be issued to the Holder;

Y	=	the number of Shares deemed purchased under the Warrant for which the Holder is not paying cash;

A	=	the Fair Market Value of one Share; and

B	=	the Warrant Price.

For purposes of this Section 3(a), the Fair Market Value of a Share is defined as follows:

(i)             if the Company’s Common Stock is traded on a securities exchange, the value shall be deemed to be the closing price on such exchange prior to the Exercise Notice (as defined in Section 4) being submitted in connection with the exercise of the Warrant; or

(ii)          if the Company’s Common Stock is actively traded over-the-counter, the value shall be deemed to be the closing bid prior to the Exercise Notice being submitted in connection with the exercise of the Warrant; if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

4.             Exercise Notice. If the Holder wishes to exercise this Warrant, in whole or in part, the Holder must deliver to the Company, at its Principal Office, written notice of the exercise of the Warrant in the form set forth as Exhibit A hereto (“Exercise Notice”).

5.             Issuance Date.  The Holder shall be deemed to have become the holder of record of the Shares issuable upon the exercise hereof at the close of business on the date this Warrant is exercised with respect to such Shares, whether or not the transfer books of the Company shall be closed.

6.          Valid Issuance.  The Company hereby covenants that upon exercise of this Warrant any Shares as may be issued pursuant to such exercise will, upon issuance, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.  The Company further covenants and agrees that the Company will at all times during the term of this Warrant have authorized and reserved, free from preemptive rights, a sufficient number of shares of the series of equity securities comprising the Shares to provide for the exercise of the rights represented by this Warrant.  If, at any time during the term of this Warrant, the number of authorized but unissued shares of such series of the Company’s equity securities shall not be sufficient to permit exercise in full of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its

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authorized but unissued shares of such series of the Company’s equity securities to such number of shares as shall be sufficient for such purposes.

7.          Adjustment.  If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes or if the Company shall effect a reorganization in which the equity holders of the Company immediately before the transaction own immediately after the transaction a majority of the outstanding voting securities of the surviving entity or its parent, if any, the Shares shall thereafter be convertible into the kind and number of Shares or other securities or property of the Company or its successor or otherwise to which the Holder would have been entitled if immediately prior to such change the Holder had acquired the Shares.  If the Shares are subdivided or combined into a greater or smaller number of Shares, the Warrant Price under this Warrant shall be proportionately reduced in the case of subdivision of shares or proportionately increased in the case of combination of Shares in both cases by the ratio which the total number of Shares to be outstanding immediately after such event bears to the total number of Shares outstanding immediately prior to such event.

8.          Fractional Shares.  In no event shall any fractional Share be issued upon any exercise of this Warrant.  If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 8, be entitled to receive a fractional Share, then the Company shall make a cash payment equal to the fair market value of one Share, as determined in good faith by the Board of Directors of the Company (the “Board”) at such time multiplied by such fraction.

9.          Certificate of Adjustment.  Whenever the Warrant Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Chief Executive Officer of the Company setting forth the Warrant Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

10.        Amendment.  The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the Holder of this Warrant.

11.        Transfers; Lost, Mutilated Warrant.

(a)            Unregistered Security.  The holder of record hereof acknowledges that this Warrant and the Common Stock of the Company have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of (except for transfers to affiliates or transfers pursuant to Rule 144 promulgated under the Securities Act) this Warrant or any Common Stock issued upon its exercise or any Common Stock issued upon the conversion of such Common Stock in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Common Stock and registration or qualification of this Warrant or such Common Stock under any relevant U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required.  Each certificate or

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other instrument for Common Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

(b)            Transferability.  Subject to the provisions of Section 11(a) hereof, this Warrant and all rights hereunder are transferable, in whole and not in part, by a Holder that is (i) a partnership transferring to its partners or former partners in accordance with partnership interests, (ii) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (iii) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, or (iv) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company by the above-named holder of record in person or by a duly authorized attorney.  The Company may treat the holder of record of this Warrant as the absolute owner hereof for all purposes and shall not be affected by any notice (other than a properly executed assignment) to the contrary.

(c)         In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company.

(d)            If requested by the lead managing underwriter in connection with an initial public offering of shares of the Common Stock pursuant to an effective registration statement under the Securities Act, unless expressly authorized to do so by the lead managing underwriter, the Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares issuable upon exercise of this Warrant without the prior written consent of such underwriter for such period of time, not to exceed one hundred eighty (180) days, from the effective date of such registration as the underwriters may specify; provided, however, that the Holder shall not be subject to such market stand-off obligation unless all of the Company’s directors and officers have entered into lock-up arrangements or market stand-off agreements with the managing underwriter. The underwriter may request such additional written agreements in furtherance of such stand-off in the form reasonably satisfactory to such underwriter. The Company may also impose stop-transfer instructions with respect to the shares subject to the foregoing restrictions until the end of said one hundred eighty (180) day period.

12.        No Rights as Shareholders.  This Warrant does not entitle the Holder to any voting rights, information rights or other rights as a shareholder of the Company prior to the exercise hereof.  No dividends or interest shall be payable or accrued in connection with this Warrant or the interest represented hereby or the shares purchasable under this Warrant until and only to the extent that this Warrant has been exercised.

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13.        No Impairment.  The Company will not, by amendment of its Certificate of Incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms.

14.        Governing Law.  The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of laws.

15.        Successors and Assigns.  This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.

16.        Business Days.  If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday in Delaware, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

19.        Notices.  All notices, reports and other communications required or permitted hereunder shall be in writing and may be delivered in accordance with the Subscription Agreement.

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IN WITNESS WHEREOF, the Company has caused this Warrant No. [    ] to be duly executed by its duly authorized officer on [                      ].

SFX HOLDING CORPORATION

By:
Name:
Title: Chief Executive Officer

SIGNATURE PAGE TO WARRANT NO. [     ]

EXHIBIT A

NOTICE OF EXERCISE FORM

(To be executed only upon exercise of the warrant)

The undersigned, registered owner of Warrant No.        dated as of                   ,            (the “Warrant”) of SFX Holding Corporation, a Delaware corporation (the “Company”), irrevocably exercises such Warrant for the purchase of                   (        ) shares of Common Stock of the Company, purchasable with the Warrant, in consideration for an aggregate warrant price of                ($             ) all on the terms and conditions specified in the Warrant.

[or]

[The undersigned hereby elects irrevocably to convert its right to purchase              Shares of the Company under the Warrant for              Shares, as determined in accordance with the following formula:

Y(A-B)
X	=	A

Where,		X	=	The number of Shares to be issued to the Holder;
		Y	=	The number of Shares deemed purchased under the Warrant for which the Holder is not paying cash;
		A	=	The Fair Market Value of one Share which is equal to $ ; and
		B	=	The Warrant Price which is equal to $ per share]

The undersigned requests that a certificate for such shares be registered as follows:

Name:

Address:

If the number of shares specified above is less than all the shares of Common Stock purchasable under the Warrant, the undersigned requests that a new warrant representing the remaining balance of such shares be registered as follows:

Name:

Address:

Date:

Signature of Registered Owner

Street Address

City	State Zip

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of Warrant No.        of SFX Holding Corporation, a Delaware corporation, (the “Company”) dated as of                       ,        (the “Warrant”) hereby assigns and transfers unto the Assignee named below all the rights of the undersigned under this Warrant with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	No. of Shares

The undersigned hereby irrevocably constitutes and appoints                                                                                                                  as attorney-in-fact to make such transfer on the books of the Company maintained for such purpose, with full power of substitution in the premises.

Dated:
Signature of Registered Owner

Witness